POTLATCH CORPORATION

                    OFFICERS' CERTIFICATE

          We, GEORGE E. PFAUTSCH, Senior Vice President, Finance, and SANDRA T. POWELL, Treasurer, of Potlatch Corporation, a Delaware corporation (the "Company"), do hereby certify in accordance with Section 301 of the Indenture, dated as of November 27, 1990 (the "Indenture"), between the Company and Bankers Trust Company of California, National Association, as trustee (the "Trustee"), that, pursuant to resolutions adopted by the Finance Committee of the Board of Directors of the Company on January 17, 1991, the terms of a series of debt securities of the Company under the Indenture are as follows:

          1.  The title of the series of securities
     shall be "Medium-Term Notes Due from 9 Months to
     30 Years from Date of Issue" (the "Notes");

          2.  The limit on the aggregate principal
     amount of the Notes which may be authenticated and delivered under the Indenture shall be U.S.
     $150,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange of, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107 and 1305 of the Indenture);

          3. The price of the Notes will be set forth in the applicable Pricing Supplement in the form attached hereto as Exhibit A (the "Pricing
     Supplement") and the date on which the principal
     (and premium, if any) of each of the Notes is payable shall be any Business Day (as defined in the Indenture) from nine months to thirty years from its date of issue, as selected by the initial purchaser of the Notes and agreed to and estab-lished on behalf of the Corporation by any of the Chairman of the Board and Chief Executive Officer, the President, the Senior Vice President, Finance, or the Treasurer (the "Authorized Officers"), from time to time, as evidenced by the settlement instructions in the form attached hereto as Exhibit B which shall be provided to the Trustee in connection with a request to authenticate such securities pursuant to a Company Order, as such term is defined in the Indenture (the Settlement
     Instructions and the Company Order being herein referred to collectively as "Settlement
     Instructions"); provided, however, that the first
     $50,000,000 in aggregate principal amount of the

                               -1-
                                                             Exhibit (4)(a)(i)

     Notes shall be issued for a term of four or more years;

          4. The interest on the Notes shall be
     payable only at a fixed coupon rate, such rate to be selected by the initial purchasers of the Notes and agreed to and established on behalf of the Corporation by an Authorized Officer, from time to time, as evidenced by the Settlement Instructions;
     provided, however, that the interest rate on the first $50,000,000 in aggregate principal amount of Notes issued shall not exceed a fixed coupon rate of nine percent per annum and the interest rate on the remaining $100,000,000 in aggregate principal amount of Notes issued shall not exceed a fixed coupon rate of nine percent per annum for Notes issued with maturities of up to and including
     10 years and shall not exceed a fixed coupon rate of nine and one-half percent per annum for Notes issued with maturities longer than 10 years. The
     Interest Payment Dates and the Regular Record
     Dates for the interest payable on any Interest
     Payment Date shall be set forth in the Prospectus
     Supplement relating to the Notes dated January 24, 1991 (the "Prospectus Supplement");

          5. The principal of (and premium, if any) and interest on the Notes shall be payable, Notes may be surrendered for registration of transfer, Notes may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, at the office or agency of the Company which will initially be the office of the agent of the Trustee at Bankers Trust Company, 4 Albany Street,
     New York, New York 10015, or at such other places as the Company may designate;

          6. The obligation, if any, of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation will be set forth in the Settlement Instructions;

          7. The period or periods within which, the price or prices at which and the terms and conditions upon which the Notes may be repaid, in whole or in part, at the option of the Holders will be set forth in the Settlement Instructions;

          8. The right, if any, of the Company to
     execute and deliver to the Trustee, and to direct the Trustee to authenticate and deliver in accordance with a Company Order, a security of any series in lieu of or in exchange for the Notes cancelled upon redemption or repayment will be set forth in the Settlement Instructions;

          9. The Notes will be issuable only in
     denominations of U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof unless otherwise set forth in the Settlement
     Instructions;

          10. The portion of the principal amount of the Notes, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture will be set forth in the Settlement Instructions;

          11. The Notes are to be issuable as
     Registered Securities, without coupons in permanent global form. Beneficial owners of interests in any such permanent Global Security may exchange such interests for securities of such series and of like tenor under the circumstances set forth in the Prospectus Supplement;

          12. Whether and under what circumstances the Company will pay additional amounts on Notes held by a person who is not a U.S. Person, as defined in the Indenture, in respect of taxes or similar charges withheld or deducted and, whether the Company will have the option to redeem such Notes rather than pay such additional amounts will be set forth in the Settlement Instructions;

          13. If the amount of payments of principal of (and premium, if any) or interest on the Notes may be determined with reference to an index, the manner in which such amounts shall be determined shall be set forth in the Settlement Instructions;

          14. The Notes shall be in substantially the form attached hereto as Exhibit C.

          15. The extent to which, or the manner in which, any interest payable on a temporary or permanent Global Security on an Interest Payment
     Date will be paid will be set forth in the Prospectus Supplement;

          16. Any other terms, conditions and rights of the Notes will be set forth in the Settlement
     Instructions.

          IN WITNESS WHEREOF, we have hereunto signed our names this 24th day of January, 1991.



                                                /s/George E. Pfautsch
                                                ----------------------
                                                George E. Pfautsch
                                                Senior Vice President,
                                                Finance



                                                /s/Sandra T. Powell
                                                ----------------------
                                                Sandra T. Powell
                                                Treasurer

                                                                 EXHIBIT A

Pricing Supplement No.                          Filing under Rule 424(b)(3)
Dated                                           Registration File No. 33-379lO
(To Prospectus dated December 11,
1990 and Prospectus Supplement
dated January 24, 1991)

                                   $150,000,000
                               POTLATCH CORPORATION
                                Medium-Term Notes
                 Due From 9 Months to 30 Years From Date of Issue

Principal Amount:                                    Floating Rate Notes:
Interest Rate (if fixed rate):                         Interest rate basis:
Stated Maturity:                                       _ Commercial Paper Rate
Specified Currency:                                    _ Prime Rate
Applicable Exchange Rate (if any):                     _ LIBOR
  U.S. $1.00 =                                         _ Treasury Rate
Issue price (as a percentage of principal amount):     _ CD Rate
Selling Agent's commission (%):                        _ Federal Funds Rate
Purchasing Agent's discount or commission(%):          _ Other
Net proceeds to the Company (%):                       Index Maturity:
Settlement date (original issue date):                 Spread:
Redemption Commencement Date (if any):                 Spread Multiplier:
                                                       Maximum Rate:
                                                       Minimum Rate:
                                                       Initial Interest Rate:
                                                       Interest Reset Date(s):
                                                       Interest Determination
                                                         Dates(s):
                                                       Calculation Date(s):
                                                       Interest Payment Date(s):
                                                       Regular Record Date(s):

     Redemption prices (if any): The Redemption Price shall initially be   % of
the principal amount of such Notes to be redeemed and shall decline (but not
below par) on each anniversary of the date of original issuance by   % of the
principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

     Additional terms:

     As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to
which this Pricing Supplement relates) is $     .

     "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

 Goldman, Sachs & Co.                                     Salomon Brothers Inc

                                                                  Exhibit B

                  (To be delivered to Bankers Trust Company
                   as Authenticating Agent for the Trustee)

                            POTLATCH CORPORATION

                             Medium-Term Notes
              Due From 9 Months to 30 Years From Date of Issue

                          Settlement Instructions

1. Exact name in which the Note is to be registered
   ("registered owner"):

2. Exact address of registered owner and, if different, the address for delivery, notices and payment of prin-cipal and interest:

3. TIN of registered owner:

4. Principal amount of Note in authorized denominations to be delivered to the registered owner:

5. Interest rate of Note:

   A. In the case of a Fixed Rate Note, the Interest
      Rate and the initial Interest Payment Date:

   B. In the case of a Floating Rate Note:

      1. Base Rate:
      2. Initial Interest Rate (if available):
      3. Interest Reset Dates:
      4. Interest Payment Dates:
      5. Regular Record Dates:
      6. Interest Determination Dates:
      7. Index Maturity:
      8. Maturity:
      9. Maximum Interest Rate (if any):
      10. Minimum Interest Rate (if any):
      11. Spread or Spread Multiplier (if any):
      12. Calculation Agent:

6. Stated Maturity:

7. Redemption provisions, if any, including, as applicable:

   A. Redemption Commencement Date:

   B. Initial Redemption Price (% of par):

   C. Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date:

D. Other:

8. If an Original Issue Discount Note, the total amount of
   Original Issue Discount, the yield to Maturity and the initial accrual period of original issue discount:

9. Settlement Date (Issue Date):

10. Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency:

ll. Indexed Currency, the Base Rate and the Exchange Rate
    Determination Date, if applicable:

12. Presenting Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement):

13. Presenting Agent:

14. Issue Price:

15. Net Proceeds to the Company:

16. Trade Date:

17. Wire transfer information:

18. Additional terms:

     Potlatch Corporation (the "Company") represents
and warrants that (i) the above-mentioned terms of the Notes have been determined in accordance with the resolutions of the Board of Directors of the Company dated September 21,
1990, and the resolutions of the Finance Committee of the Company dated as of January 17, 1991 and the Officers'
Certificate dated         ,     ; and (ii) the aggregate
principal amount of all Notes heretofore authenticated
(prior to giving effect to any authentication of the Notes
herein requested to be authenticated) is $                .

                                            POTLATCH CORPORATION

                                            By______________________
                                              Its___________________

cc: Bankers Trust Company of California,
    National Association

                                                                 EXHIBIT C

                         (Form of Fixed-Rate Note)
                               (Form of Face)

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DEPOSITARY') (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR."

REGISTERED                                                         REGISTERED


                             POTLATCH CORPORATION
      MEDIUM-TERM NOTES DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

                                                         CUSIP:_______________

Registered No:______________             Principal Amount: U.S. $_____________

Interest
Payment Dates:______________             Regular Record Dates:________________

Issue Date:_________________             Interest Rate:_______________________

Stated Maturity:____________

Repayment Terms:                         Redemption Terms:
  Repayment Dates:__________               Redemption Commencement Date:______
  Repayment Prices:_________               Initial Redemption Price:_________%
                                           Reduction Percentages:____________%

Other Terms:

     POTLATCH CORPORATION, a Delaware corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises to pay to ________________________, or its registered assigns, the Principal Amount specified above on the Stated Maturity date specified above (unless earlier redeemed or repaid), and to pay interest on such Principal Amount at the per annum Interest Rate specified above on each succeeding Interest Payment Date (as defined below) until payment of said principal sum has been made or made available for payment; provided, however if the Issue Date is after the

Regular Record Date (as defined below) and before the next succeeding Interest Payment Date, then interest hereon shall be paid on the Interest Payment Date following the next succeeding Regular Record Date. Interest hereon shall accrue from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The term "Interest Payment Date" for any regular payment of interest shall mean
June l, December l and any date fixed for redemption or repayment pursuant to the Indenture (as defined below) and this Security (the "Redemption Date") and the stated Maturity. The term "Regular Record Date" for any regular payment of interest, other than any Redemption Date or the Stated Maturity, shall mean the May 15 or November l5 next preceding such June 1 or December 1 (whether or not a Business Day), as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or a predecessor security in exchange for or transfer of which this Security was issued between the Regular Record Date for such interest and the Interest Payment Date) is registered at the close of business on the Regular Record Date for such interest. Interest payable at the Stated Maturity or Redemption Date shall be paid to the Person to whom the Principal Amount is paid. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

     Payment of the principal of, and premium, if any, and interest payable upon Maturity or redemption of, this Security shall be made in immediately available funds at the offices of Bankers Trust Company, in the Borough of Manhattan, The City of New York (the "Paying Agent ), upon presentation of this Security. Alternatively, such payments shall be made at such other offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payment of interest, other than interest payable upon Maturity or redemption, will be made by United States dollar check mailed on the applicable interest payment date to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company may also appoint additional paying agents. Notwithstanding the foregoing, (a) a Holder of U.S. $5,000,000 or more in aggregate principal amount of Notes of like tenor and terms may elect at any time to have payment of interest made by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by Bankers Trust Company (or other paying agent) on or prior to the applicable Regular Record Date for such payment of interest, and (b) payment of interest on a Note registered in the name of The Depository Trust Company or its nominee shall be made by wire transfer in immediately available funds.

     This Security is one of a duly authorized issuance of Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue of the Company (the "Securities"), which have been issued under and are governed by the terms of an Indenture dated as of November 27, 1990 (the "Indenture") between the Company and Bankers Trust Company of California, National Association, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     Reference is made to the further provisions of this Security set forth on the reverse hereof, which shall have the same effect as though duly set forth at this place.

     This Security shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

     IN WITNESS WHEREOF, POTLATCH CORPORATION has caused this instrument to be signed in its name by the manual or facsimile signature of its Chairman of the Board and Chief Executive Officer, the President, the Senior Vice President, Finance or its Treasurer and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
     Dated:___________________, ________________.

                                            POTLATCH CORPORATION

                                            By________________________
                                              Title___________________

(Corporate Seal)

Attest:

________________________
(Assistant) Secretary

     This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

                                          BANKERS TRUST COMPANY OF CALIFORNIA,
                                          NATIONAL ASSOCIATION, as Trustee

                                          By: Bankers Trust Company
                                              as Authenticating Agent

                                          By____________________________
                                              Authorized Signature

(REVERSE SIDE OF FIXED-RATE NOTE)

                            POTLATCH CORPORATION
     MEDIUM-TERM NOTES DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

     This Security is one of a duly authorized issuance of Securities of the Company designated as its Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Securities"), limited in aggregate principal amount to $150,000,000, subject to reduction or increase upon the determination of the Company, all issued or to be issued under and pursuant to an Indenture dated as of November 27, 1990 between the Company and Bankers Trust Company of California, National Association, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto (the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities will be issued only in fully registered form in denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof.

     This Security may not be redeemed before the Redemption
Commencement Date, if any, stated on the face hereof. If no Redemption Commencement Date is indicated hereon, this Security is not redeemable prior to the Stated Maturity hereof. On or after the Redemption Commencement Date, this Security may be redeemed in accordance with its terms and the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, with respect to the Securities shall have occurred and be continuing, the principal hereof (unless otherwise indicated on the face hereof) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. In addition to the Events of Default in the Indenture that are applicable to the Securities, the Company covenants that an Event of Default with respect to the Securities will include the following: a default under any bond, debenture, note or other evidence of indebtedness for money borrowed in excess of $10,000,000 by the Company (including a default with respect to any series of debt securities issued under the Indenture other than the Securities of this series) or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $10,000,000 by the Company (including the Indenture), whether such indebtedness now exists or shall hereafter be created, which default (i) shall consist of a failure to pay such indebtedness at final maturity and after the expiration of the applicable grace period or (ii) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or such indebtedness having been discharged, in all cases within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture. The Trustee shall not be deemed to have knowledge of such default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such default or (b) the Trustee shall receive written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not a notation of such waiver is made upon this Security. Any Holder may revoke the consent or waiver as to this Security if the Trustee receives notice of revocation within the time specified in Section 907 of the Indenture.

     The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness on this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     Unless otherwise indicated on the face hereof, the transfer of this Security is registrable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. Subject to the terms of the Indenture, upon payment of a sum sufficient to reimburse the Company for any tax or other governmental charge incident to transfer to the extent required by the Indentures and upon surrender and cancellation of this Security upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

     Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, the Authenticating Agent, if any, any agent of the Company or the Trustee, the paying agent and the Security Registrar may deem and treat the Person in whose name this Security shall be registered upon the Security Register as the absolute owner of this Security for all purposes.

     No recourse shall be had for the payment of the principal of and premium, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or Affiliate, as such, past, present or future, of the Company or of any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The laws of the State of New York shall govern the Indenture and this Security.

     Except as provided in the Indenture, this Security will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

_____________________________________________________________________
Please insert Social Security or other identifying number of assignee

_____________________________________________________________________
           Please print or typewrite name and address including postal zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

          Dated:_____________________, _____

                                 Signature: ________________________________
                                             NOTICE: The signature to this
                                             assignment must correspond with
                                             the name as written upon the
                                             face of the within instrument
                                             in every particular, without
                                             alteration or enlargement or
                                             any change whatever and must be
                                             guaranteed by a commercial bank
                                             or trust company having its
                                             principal office or a
                                             correspondent in The City
                                             of New York or by a member firm
                                             of the New York Stock Exchange.